Exhibit 10.2

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is entered into as of June 25, 2026, by and among AT UMBRELLA LLC, a Delaware limited liability company (the “Company”), the other Loan Parties (as defined below) party hereto, ANDERSEN AGGREGATOR LLC, a Delaware limited liability company (“Subordinated Creditor”) and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Senior Secured Parties defined below (“Agent”).

R E C I T A L S

A. Pursuant to the Credit Agreement dated as of June 25, 2026 (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the “Senior Credit Agreement”) by and among the Andersen Tax LLC, a Delaware limited liability company, the other Loan Parties party thereto, the Senior Lenders (as defined below) party thereto from time to time, and Agent, Senior Lenders have agreed, among other things, to make certain loans and financial accommodations to the Company upon the terms and subject to the conditions set forth therein. Certain Affiliates of the Company have guaranteed or may guaranty from time to time the obligations of the Company and the other Loan Parties under the Senior Debt Documents (as defined below) pursuant to the terms of the Senior Credit Agreement. All of the Loan Parties’ obligations to Agent and the Senior Secured Parties under the Senior Credit Agreement and the other Senior Debt Documents, and the obligations of the certain subsidiaries of the Company to Agent and Senior Secured Parties under the Senior Debt Documents, are secured by liens on and security interests in the Collateral (as defined below).

B. The Loan Parties may from time to time (a) obtain Banking Services (as hereinafter defined) and become liable for Banking Services Obligations (as hereinafter defined), and (b) enter into Swap Agreements (as hereinafter defined) and become liable for Swap Agreement Obligations (as hereinafter defined), in each case secured by liens and security interests in the Collateral.

C. On or around December 16, 2025, (a) MD Management LLC and MD Investment LLC (predecessors in interest to Subordinated Creditor) issued certain Promissory Notes, each as more fully described on Schedule I attached hereto, in the aggregate principal amount of up to $187,830,260.06, to the Members (as such term is defined in that certain Amended and Restated Limited Liability Company Agreement of Subordinated Creditor, dated as of December 16, 2025), and (b) the Company issued thirteen (13) Promissory Notes, each as more fully described on Schedule I attached hereto, to Subordinated Creditor in the same aggregate principal amount (collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Notes”). All of the Loan Parties’ (as defined below) obligations to Subordinated Creditor under the Subordinated Notes are unsecured.

D. As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Creditor and the Loan Parties in order to set forth the relative rights and priorities of Agent, on its behalf and on behalf of the Senior Secured Parties, and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents.

NOW, THEREFORE, in order to induce Agent and the Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person. As used in this definition, “control” or “controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Ancillary Document” has the meaning assigned to such term in Section 13.

“Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Senior Lenders under the Senior Credit Agreement and the other Senior Secured Parties, or any other Person appointed by the Senior Lenders as administrative agent for purposes of the Senior Debt Documents and this Agreement; provided that, after the consummation of any Permitted Refinancing, the term “Agent” shall refer to any Person appointed by the Senior Lenders at such time as agent for themselves for purposes of, among other things, this Agreement.

“Banking Services” means each and any of the following bank services provided to any Loan Party or its subsidiaries by the Administrative Agent, any Senior Lender or any of their Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, cash pooling services, and interstate depository network services), and (e) Lease Financing (as defined in the Senior Credit Agreement).

“Banking Services Obligations” means any and all obligations of the Loan Parties and their subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services, provided, however, Banking Services Obligations in respect of Lease Financing shall be limited to Lease Deficiency Obligations (as defined in the Senior Credit Agreement).

“Bankruptcy Code” shall mean the provisions of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Bankruptcy Laws” shall mean the Bankruptcy Code, and all other applicable federal, state, provincial or foreign liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief law affecting creditors’ rights generally, as amended and in effect from time to time.

“Collateral” shall mean all of the existing or hereafter acquired property, whether real, personal or mixed, of each Loan Party.

“DIP Financing” has the meaning assigned to such term in Section 2.2(d).

“Disposition” or “Dispose” shall mean, with respect to any interest in property, the sale, assignment, transfer, lease (as lessor), license or other disposition of such interest in such property (or the granting of any option or other right to do any of the foregoing).

“Distribution” or “Distributed” shall mean, with respect to any indebtedness, obligation or security, (a) any payment or distribution by any Person of cash, securities or other property (including, without limitation, any payment in the form of a deferred purchase price, earn-out or other contingent obligation), by set-off or otherwise, on account of such indebtedness, obligation or security or (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person, whether voluntary or involuntary.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Enforcement Action” shall mean (a) to take from or for the account of any Loan Party (or other guarantor or obligor in respect of the Subordinated Debt) by set-off or in any other manner (other than payments of Permitted Subordinated Debt Payments), the whole or any part of any moneys which may now or hereafter be owing by such Loan Party (or other guarantor or obligor in respect of the Subordinated Debt) with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Loan Party (or other guarantor or obligor in respect of the Subordinated Debt) to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt, (ii) commence or join with other Persons to commence a Proceeding, or (iii) commence judicial or private enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to take any action to enforce any rights or remedies with respect to the Subordinated Debt, or (e) to exercise any conversion option to convert the Subordinated Debt into equity or put option or to cause any Loan Party (or other guarantor or obligor in respect of the Subordinated Debt) to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document.

“JPM Loan Documents” shall mean the Senior Credit Agreement, the Loan Documents (as defined in the Senior Credit Agreement) and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time, as permitted hereunder.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, title retention, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Parties” shall mean, collectively, the Company and each other Person that is a guarantor or obligor of all or any portion of the Senior Debt and/or the Subordinated Debt.

“Paid in Full” or “Payment in Full” shall mean, as of any date of determination with respect to the Senior Debt, that: (a) all of the Senior Debt (except as set forth in clauses (c), (d) and (e) below and other than contingent indemnification obligations with respect to which a claim has not been asserted) has been paid in full in cash, (b) all commitments to extend credit under the Senior Credit Agreement (or, after the consummation of a Permitted Refinancing, the Permitted Refinancing Senior Debt Documents) have expired or terminated and no Person has any further right to obtain any loans, letters of credit or other extensions of credit under the Senior Debt Documents, (c) any and all letters of credit issued under the Senior Debt Documents have been cancelled and returned (or backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to Agent) or cash collateralized, in each case in an amount equal to 105% of the face amount of such letters of credit in accordance with the terms of such documents), (d) any and all Banking Services Obligations and Swap Agreements between any Loan Party or any of their respective subsidiaries and any Senior Lender or Affiliate thereof have been cancelled (or backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to such Senior Secured Party) or cash collateralized, in each case in an amount reasonably determined by Agent as sufficient to satisfy the estimated credit exposure with respect to such Banking Services Obligations or Swap Agreement Obligations) and (e) any costs, expenses and contingent indemnification obligations which are not yet due and payable but with respect to which a claim has been or may reasonably be expected to be asserted by Agent or any Senior Secured Party, are backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to Agent) or cash collateralized, in each case in an amount reasonably estimated by Agent to be the amount of costs, expenses and contingent indemnification obligations that may become due and payable.

“Payment Condition” shall have the meaning set forth in the Senior Credit Agreement.

“Permitted Refinancing” shall mean any refinancing, extension or replacement of all or any part of the Senior Debt under the JPM Loan Documents (or any other Senior Debt Documents).

“Permitted Refinancing Senior Debt Documents” shall mean any financing documentation which replaces all or any part of the JPM Loan Documents (or any other Senior Debt Documents) and pursuant to which all or any part of the Senior Debt under the JPM Loan Documents (or any other Senior Debt Documents) is refinanced, extended or replaced, whether by the same or any other agent, lender or group of lenders, as such financing documentation may be amended, supplemented, replaced, refinanced, extended or otherwise modified from time to time.

“Permitted Subordinated Debt Payments” shall mean (a) regularly scheduled payments of interest (not to exceed a rate of 7.63% per annum), as and when due and payable on a non-accelerated basis under the Subordinated Notes, and (b) at any time that the Payment Condition is satisfied, (i) regularly scheduled payments of principal, as and when due and payable on a non-accelerated basis under the Subordinated Notes, and (ii) voluntary prepayments of principal under the Subordinated Notes, in each case under the foregoing (a) and (b) in accordance with the terms of the Subordinated Notes as in effect on the date hereof or as modified in accordance with the terms of this Agreement. For the avoidance of doubt, at any time that the Payment Condition is not satisfied, payments of principal under the Subordinated Notes (whether or not scheduled) shall not constitute Permitted Subordinated Debt Payments.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, interim-receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person, whether initiated under the Bankruptcy Code or any other Bankruptcy Laws.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Senior Covenant Default” shall mean any “Default” or “Event of Default” or similar event under the Senior Debt Documents (other than a Senior Payment Default).

“Senior Debt” shall mean, collectively, (a) all Obligations (as defined in the Senior Credit Agreement) and all other obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or any Senior Lender under the Senior Debt Documents (additionally, and without limitation of the foregoing, the term Senior Debt shall include all obligations, liabilities and indebtedness arising from or in connection with any letters of credit, guarantees or other agreements or arrangements to induce the Issuing Bank (as defined in the Senior Credit Agreement) to issue or increase the amount of or extend the expiry date of one or more Letters of Credit (as defined in the Senior Credit Agreement)), including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest accruing thereon (including, without limitation, interest accruing after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim) and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding together with any interest, fees, costs and expenses accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest, fees, costs and expenses are an allowed claim, (b) all Swap Agreement Obligations and (c) all Banking Services Obligations. Senior Debt shall be considered to be outstanding whenever any loan or commitment under the Senior Debt Documents is outstanding.

“Senior Debt Documents” shall mean the JPM Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents in respect thereof.

“Senior Default” shall mean any Senior Covenant Default or Senior Payment Default.

“Senior Default Notice” shall mean a written notice from Agent to Subordinated Creditor pursuant to which Subordinated Creditor is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.

“Senior Lenders” shall mean the holders of the Senior Debt, and shall include, without limitation, the “Lenders”, as such term is defined in the Senior Credit Agreement and any Affiliate of a Senior Lender providing Banking Services or party to a Swap Agreement.

“Senior Payment Default” shall mean any “Event of Default” or similar event under the Senior Debt Documents resulting from the failure of any Loan Party to pay, on a timely basis, any principal, interest, fees or other obligations under the Senior Debt Documents, including, without limitation, any default in payment of Senior Debt after acceleration thereof.

“Senior Secured Parties” shall mean, collectively, Agent, the Senior Lenders and any Affiliate of a Senior Lender providing Banking Services or party to a Swap Agreement, and any successor or assign of any of the foregoing as a holder of the Senior Debt.

“Subordinated Debt” shall mean, collectively, all of the obligations, liabilities and indebtedness of each Loan Party to Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Notes and any other Subordinated Debt Documents.

“Subordinated Debt Documents” shall mean the Subordinated Notes, any guaranty with respect thereto and all other documents, agreements and instruments now existing or hereinafter entered into in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” shall mean any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted under the Senior Credit Agreement with any Lender, the Administrative Agent or any Affiliate of any Lender or the Administrative Agent, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted under the Senior Credit Agreement with any Lender, the Administrative Agent or any Affiliate of any Lender or the Administrative Agent.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

2.	Subordination.

2.1. Subordination of Subordinated Debt to Senior Debt. Each Loan Party covenants and agrees, and Subordinated Creditor likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of the Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2. Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving any Loan Party:

(a) All Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of the Subordinated Debt.

(b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is Paid in Full. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, interim receiver, trustee, liquidator, custodian, conservator, monitor or other Person having authority, to pay or otherwise deliver all such Distributions to Agent, for the benefit of the Senior Secured Parties, for application to the Senior Debt until Payment in Full of the Senior Debt. Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions. Subordinated Creditor will duly and promptly take such action, at the expense of the Loan Parties, as Agent may reasonably request to (i) collect the Subordinated Debt for the account of Agent and the Senior Secured Parties and to file appropriate claims or proofs of claim with respect thereto, (ii) execute and deliver to Agent such powers of attorney, assignments or other instruments as Agent may request in order to enable it to enforce any and all claims with respect to the Subordinated Debt, and (iii) collect and receive for the account of Agent, on behalf of the Senior Secured Parties, any and all payments and other Distributions which may be payable or deliverable upon or with respect to the Subordinated Debt, until the Payment in Full of the Senior Debt.

(c) Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent as its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; provided, Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw any such vote. Notwithstanding the foregoing, nothing in this Agreement shall restrict or impair the right of Subordinated Creditor to vote its claim in respect of the Subordinated Debt in any Proceeding; provided that, without the prior written consent of Agent, Subordinated Creditor may not vote in favor of a plan of reorganization in a Proceeding that contravenes the priority or subordination provisions of this Agreement.

(d) Subordinated Creditor agrees that it will consent to, and not object to or oppose any use of cash collateral consented to by Agent or any financing provided by Agent or any Senior Lender to any Loan Party or any of its subsidiaries during a Proceeding (or any financing provided by any other Person consented to by Agent) (collectively, “DIP Financing”) on such terms and conditions as Agent or such Senior Lender, in its sole discretion, may decide. In connection therewith, any Loan Party may grant to Agent and Senior Lenders or such other lender, as applicable, Liens and security interests upon all of the property of such Loan Party, which Liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and DIP Financing provided by any Senior Lender or consented to by Agent during the Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Creditor on the property of such Loan Party. Subordinated Creditor waives any claim it may now or hereafter have arising out of Agent’s or any Senior Secured Party’s election, in any Proceeding, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by any Loan Party, as debtor-in-possession. Subordinated Creditor further agrees that it shall not, without Agent’s prior written consent, (A) commence or continue any Proceeding or (B) propose any plan of reorganization, compromise, arrangement or proposal or file any motion, pleading or material in support of any motion or plan of reorganization, compromise, arrangement or proposal that (1) would impair the rights of Agent or any Senior Secured Party, (2) is in conflict with the terms of this Agreement or (3) is opposed by Agent or Senior Secured Parties or (C) oppose any plan of reorganization, compromise, arrangement, proposal or liquidation supported by Agent or Senior Secured Parties.

(e) This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Proceeding in accordance with its terms. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Agent and Senior Secured Parties and Subordinated Creditor even if all or part of the Senior Debt or the Liens securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder (a “Senior Recovery”) and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Senior Recovery. If this Agreement shall have been terminated prior to such Senior Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Proceeding.

(f) Without limiting the foregoing provisions of this Section 2.2 and subject to the other express provisions of this Agreement, in any Proceeding involving the Loan Parties, Subordinated Creditor may exercise rights and remedies generally available to holders of unsecured claims against the Loan Parties.

2.3. Subordinated Debt Payment Restrictions.

(a) Notwithstanding the terms of the Subordinated Debt Documents, each Loan Party hereby agrees that it may not make (or permit any of its subsidiaries to make), and Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full. Notwithstanding the immediately preceding sentence, subject to the terms of Section 2.2, the Loan Parties may make, and Subordinated Creditor may accept, Permitted Subordinated Debt Payments; provided that each Loan Party and Subordinated Creditor further agree that no Permitted Subordinated Debt Payment may be made by any Loan Party or accepted by Subordinated Creditor if at the time of such payment or after giving effect thereto:

(i) Subordinated Creditor shall have received a Senior Default Notice from Agent stating that a Senior Payment Default exists and such Senior Payment Default shall not have been cured or waived; or

(ii) subject to paragraph (d) of this Section 2.3, (A) the Loan Parties and Subordinated Creditor shall have received a Senior Default Notice from Agent stating that a Senior Covenant Default exists or would be created by the making of such payment, (B) each such Senior Covenant Default shall not have been cured or waived and (C) 270 days shall not have elapsed since the date such Senior Default Notice was received.

(b) The Loan Parties may resume Permitted Subordinated Debt Payments (and may make any Permitted Subordinated Debt Payments missed due to the application of paragraph (a) of this Section 2.3) in respect of the Subordinated Debt or any judgment with respect thereto:

(i) in the case of a Senior Payment Default referred to in clause (i) of paragraph (a) of this Section 2.3, upon a cure or waiver thereof; or

(ii) in the case of a Senior Covenant Default referred to in clause (ii) of paragraph (a) of this Section 2.3, upon the earlier to occur of (A) the cure or waiver of all such Senior Covenant Defaults and (B) the expiration of such period of 270 days.

(c) No Senior Default shall be deemed to have been waived for purposes of this Section 2.3 unless and until the Loan Parties shall have received a written waiver from Agent.

(d) Notwithstanding any provision of this Section 2.3 to the contrary, any Distribution received by Subordinated Creditor on the date of or after the occurrence of a Senior Default (unless permitted to be made and received under paragraph (a) of this Section 2.3), shall be promptly paid over to Agent, with any necessary endorsement, for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full notwithstanding whether the delivery date of the Senior Default Notice with respect to such Senior Default occurs after the date of such Senior Default.

(e) In addition, notwithstanding the occurrence or continuance of a Senior Default, this Agreement shall not restrict the accrual of non-cash in-kind payments of interest on the Subordinated Debt.

2.4. Subordinated Debt Standstill Provisions.

(a) Until the Senior Debt is Paid in Full, Subordinated Creditor shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt or under the Subordinated Debt Documents; provided that, upon the acceleration of the Senior Debt, Subordinated Creditor may accelerate the Subordinated Debt; provided further that in no event may Subordinated Creditor commence or join with other Persons or support other Persons to commence a Proceeding or exercise any rights or remedies with respect to the Collateral.

(b) Notwithstanding the foregoing, Subordinated Creditor may (i) file proofs of claim against any Loan Party in any Proceeding involving such Loan Party, (ii) take any Enforcement Action as to which Agent shall have consented in writing (but no other Enforcement Action), (iii) make filings and take other administrative actions to preserve any claims or rights of Subordinated Creditor with respect to or against any Loan Party (in any case not in contravention of this Agreement), and (iv) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of any claims or rights of Subordinated Creditor with respect to or against any Loan Party (in any case not in contravention of this Agreement). Any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditor shall in any event be held in trust by it for the benefit of Agent and Senior Secured Parties and promptly paid or delivered to Agent for the benefit of the Senior Secured Parties in the form received until the Senior Debt is Paid in Full.

(c) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by Senior Lenders such acceleration is rescinded (whether or not any existing Senior Default has been cured or waived), then all Enforcement Actions taken by Subordinated Creditor shall likewise be rescinded.

(d) Notwithstanding anything contained herein to the contrary, if following the commencement of a Proceeding involving any Loan Party such Proceeding is rescinded, settled or otherwise ceases (whether or not any existing Senior Default has been cured or waived), then all Enforcement Actions taken by Subordinated Creditor shall likewise be rescinded.

2.5. Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by any Loan Party or accepted by Subordinated Creditor under this Agreement is received by Subordinated Creditor, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Agent and Senior Secured Parties and shall be promptly paid over to Agent, with any necessary endorsement, for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.6. Subordination of Liens and Security Interests; Agreement Not to Contest; Sale of Collateral; Release of Liens.

(a) Notwithstanding any other provisions of this Agreement to the contrary and until the Senior Debt has been Paid in Full, neither any portion of the Subordinated Debt nor any guarantee thereof shall be permitted to be secured at any time (including, without limitation, by any Liens or security interests in any Collateral). Any Liens and security interests of Subordinated Creditor in the Collateral which may exist in violation of this Agreement shall be and hereby are subordinated for all purposes and in all respects to the Liens and security interests of Agent and Senior Secured Parties in the Collateral, regardless of the time, manner or order of creation, granting, attachment or perfection of any such Liens and security interests and regardless of the validity, perfection or enforceability of such Liens and security interests of Agent and Senior Secured Parties. Subordinated Creditor acknowledges and agrees that the Liens of Agent and the Senior Secured Parties in the Collateral are permitted by the terms of the Subordinated Debt Documents (notwithstanding anything to the contrary therein) and agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the Liens and security interests of Agent and Senior Secured Parties in the Collateral securing the Senior Debt.

(b) In the event that (i) any Loan Party desires to sell, lease, license or otherwise Dispose of any interest in any of the Collateral and such Disposition is permitted by the terms of the Senior Debt Documents or Agent otherwise consents to such Disposition or (ii) Agent desires to Dispose of any Collateral in connection with an enforcement of remedies, in each case Subordinated Creditor shall be deemed to have consented to such Disposition and any purchaser of any Collateral may rely on this Agreement as evidence of Subordinated Creditor’s consent to such Disposition.

(c) Subordinated Creditor shall promptly execute and deliver to Agent such termination statements, payoff letters, releases and other termination agreements as Agent shall request to effect the release of the Liens of Subordinated Creditor in the Collateral in accordance with Section 2.6(a); provided, that the failure of Subordinated Creditor to execute such releases shall not affect the right of the purchaser of such Collateral to rely on this Agreement. Without limiting any other right or remedy available to Agent or Senior Secured Parties, Subordinated Creditor agrees that any amounts received by or Distributed to Subordinated Creditor pursuant to or as a result of any Lien granted in contravention of this Section shall be subject to Section 2.5. Until the Payment in Full of the Senior Debt occurs, Subordinated Creditor hereby irrevocably constitutes and appoints Agent and any officer or agent of Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Subordinated Creditor or such holder or in Agent’s own name, from time to time in Agent’s discretion, for the purpose of carrying out the terms of this Section 2.6, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 2.6, including any endorsements or other instruments of transfer or release.

2.7. Sale, Transfer or other Disposition of Subordinated Debt.

(a) Subordinated Creditor shall not sell, assign, pledge, Dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document without the prior written consent of Agent. Notwithstanding the foregoing, the Subordinated Debt shall not be (x) forgiven or otherwise cancelled without the prior written consent of Agent not to be unreasonably withheld, conditioned or unduly delayed or (y) exchanged for or otherwise converted into equity without the prior written consent of Agent.

(b) Notwithstanding the failure of Subordinated Creditor to comply with Section 2.7(a), the subordination effected hereby shall survive any sale, assignment, pledge, Disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 9 hereof.

2.8. Intentionally deleted.

2.9. Obligations Hereunder Not Affected. All rights and interest of Agent and Senior Secured Parties hereunder, and all agreements and obligations of Subordinated Creditor and the Loan Parties hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any document evidencing any of the Senior Debt;

(b) any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Debt, or any other amendment or waiver of or any release or consent to departure from any of the Senior Debt Documents;

(c) any exchange, subordination, release or non-perfection of any collateral for all or any of the Senior Debt;

(d) any failure of Agent or any Senior Secured Party to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any Senior Debt Document other than this Agreement;

(e) any reduction, limitation, impairment or termination of the Senior Debt for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Loan Parties and Subordinated Creditor hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuiness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Debt; and

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Loan Parties in respect of the Senior Debt or Subordinated Debt in respect of this Agreement.

Subordinated Creditor acknowledges and agrees that Agent and Senior Secured Parties may in accordance with the terms of the Senior Debt Documents, without notice or demand and without affecting or impairing Subordinated Creditor’s obligations hereunder, from time to time, (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Debt and the Senior Debt Documents or any part thereof, including, without limitation, to increase or decrease the rate of interest thereon or the principal amount thereof; (ii) take or hold security for the payment of the Senior Debt and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as Agent and Senior Secured Parties in their sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against any Loan Party or any other Person. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Secured Parties and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed.

2.10. Marshaling. Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or any Senior Secured Party to marshal any property of any Loan Party or of any other guarantor or obligor of the Senior Debt for the benefit of Subordinated Creditor.

2.11. Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any Disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied to the Senior Debt in the order and manner set forth in the Senior Debt Documents until such time as the Senior Debt is Paid in Full.

2.12. Waiver of Certain Rights by Subordinated Creditor. Subordinated Creditor hereby waives all notice of the acceptance by Agent and Senior Secured Parties of the subordination and other provisions of this Agreement, and Subordinated Creditor expressly consents to reliance by Agent and the Senior Secured Parties upon the subordination and other agreements as herein provided.

3. Modifications.

3.1. Modifications to Senior Debt Documents. Senior Secured Parties may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend or otherwise modify in any manner the Senior Credit Agreement, any other Senior Debt Document or any other agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

3.2. Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditor shall not, without the prior written consent of Agent, which consent shall not be unreasonably withheld, amend, modify, restate or supplement the Subordinated Notes or any other Subordinated Debt Document.

4. Representations and Warranties of Subordinated Creditor. To induce Agent to execute and deliver this Agreement, Subordinated Creditor hereby represents and warrants to each Senior Secured Party that as of the date hereof: (a) it is duly formed and validly existing under the laws of the jurisdiction of its organization and has the legal capacity, power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by Subordinated Creditor will not violate or conflict with (i) the organizational documents of Subordinated Creditor, (ii) any agreement binding upon Subordinated Creditor or (iii) any applicable law, regulation or order or require any consent or approval which has not been obtained; (c) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (d) Subordinated Creditor is the sole owner, beneficially and of record, of all of the Subordinated Debt Documents and the Subordinated Debt; and (e) the Subordinated Debt is unsecured.

5. Subrogation; Recovery. Subject to the Payment in Full of the Senior Debt, Subordinated Creditor shall be subrogated to the rights of Agent and Senior Secured Parties to receive Distributions with respect to the Senior Debt until the Senior Debt is Paid in Full. Without limiting the foregoing, Subordinated Creditor will not exercise (a) any right of subrogation that Subordinated Creditor may now or hereafter have or obtain in respect of the rights of Agent or any Senior Secured Party against any Loan Party or any other guarantor or obligor in respect of any of the Senior Debt or any of the Collateral or (b) any right to participate in any claim or remedy of Agent or any Senior Secured Party against any Loan Party or any other guarantor or obligor in respect of any of the Senior Debt or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, in each case until all of the Senior Debt has been Paid in Full. If Agent or any Senior Secured Party is required to disgorge any proceeds of Collateral, payment or other amount received by such Person (whether because such proceeds, payment or other amount is invalidated, declared to be fraudulent or preferential or otherwise) or turn over or otherwise pay any amount (a “Recovery”) to the estate or to any creditor or representative of a Loan Party or any other Person, then the Senior Debt shall be reinstated (to the extent of such Recovery) as if such Senior Debt had never been paid and to the extent Subordinated Creditor has received proceeds, payments or other amounts to which Subordinated Creditor would not have been entitled under this Agreement had such reinstatement occurred prior to receipt of such proceeds, payments or other amounts, Subordinated Creditor shall turn over such proceeds, payments or other amounts to Agent for reapplication to the Senior Debt. A Distribution made pursuant to this Agreement to Agent or any other Senior Secured Party which otherwise would have been made to Subordinated Creditor is not, as between the Loan Parties and Subordinated Creditor, a payment by the Loan Parties to or on account of the Senior Debt.

6. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder. Agent and Subordinated Creditor shall have the right to modify or terminate this Agreement pursuant to the terms hereof at any time without notice to or approval of any Loan Party or any other Person.

7. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the terms of this Agreement.

8. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied (or by other electronic means) or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered, (b) if delivered by telecopy or other electronic means, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day and (c) if delivered by courier or certified or registered United States mail, when received.

[*] CONFIDENTIAL TREATMENT REQUESTED

Notices shall be addressed as follows:

If to Subordinated Creditor:

ANDERSEN AGGREGATOR LLC

333 Bush Street, Suite 1700

San Francisco, CA 94104

Attention: Neal Livingston, Chief Financial Officer

Email: [*]

If to the Company:

AT UMBRELLA LLC

c/o Andersen Tax LLC

333 Bush Street, Suite 1700

San Francisco, CA 94104

Attention: Neal Livingston, Chief Financial Officer

Email: [*]

If to Agent or any Senior Secured Party:

JPMorgan Chase Bank, N.A.

Commercial Banking

277 Park Avenue, Floor 8

New York, NY 10172

Attention: Rachel Notkin

Email: [*]

; or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.

9. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective heirs, legal representatives, successors and assigns of Agent, the other Senior Secured Parties, Subordinated Creditor and the Loan Parties. To the extent permitted under the Senior Debt Documents, any Senior Secured Party may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. Subordinated Creditor agrees that any party that consummates a Permitted Refinancing may rely on and enforce this Agreement to the extent such party replaces Agent or a Senior Secured Party. Subordinated Creditor further agrees that it will, at the request of Agent, enter into an agreement, in the form of this Agreement, mutatis mutandis, with the party that consummates the Permitted Refinancing; provided, that the failure of Subordinated Creditor to execute such an agreement shall not affect such party’s right to rely on and enforce the terms of this Agreement.

10. Relative Rights; No Right of Loan Parties to Enforce. This Agreement shall define the relative rights of Agent, Senior Secured Parties and Subordinated Creditor. Each Loan Party understands that this Agreement is for the sole benefit of Agent, the Senior Secured Parties and Subordinated Creditor and their respective successors and assigns, and that such Loan Party is not an intended beneficiary or third party beneficiary thereof. It is understood and agreed that no Loan Party nor any of their Affiliates shall have any right to enforce any term, provision or agreement of this Agreement against Agent, the Senior Secured Parties and/or Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among the Loan Parties, Agent and Senior Secured Parties and as between the Loan Parties and Subordinated Creditor, the obligation of the Loan Parties with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Agent, Senior Secured Parties or Subordinated Creditor with respect to any other creditors of the Loan Parties. The terms of this Agreement shall govern even if all or any part of the Senior Debt or the Liens in favor of Agent or Senior Secured Parties are avoided, disallowed, unperfected, set aside or otherwise invalidated in any judicial proceeding or otherwise.

11. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Senior Debt Documents or Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

12. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

13. Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Agent has agreed to accept any Electronic Signature, Agent shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of Subordinated Creditor or any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (b) upon the request of Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, Subordinated Creditor and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any of the parties hereto, Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) Agent may, at its option, create one or more copies of this Agreement and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of its business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or such Ancillary Document based solely on the lack of paper original copies of this Agreement and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against Agent or any Related Party of Agent for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising solely from Agent’s reliance on or use of Electronic Signatures and/or transmission by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any such liabilities arising as a result of the failure of Subordinated Creditor or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

14. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the Payment in Full of the Senior Debt after which this Agreement shall terminate without further action on the part of the parties hereto; provided, that if any payment is, subsequent to such termination, recovered from any holder of Senior Debt, this Agreement shall be reinstated; provided, further that a Permitted Refinancing shall not be deemed to be Payment in Full of the Senior Debt.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

17. Jurisdiction; Consent to Service of Process.

17.1. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

17.2. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 17.1. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

17.3. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREE MENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19. Nonreliance; Information Concerning Financial Condition.

(a) Each of Agent and Subordinated Creditor acknowledge that (i) each has, independently and without reliance upon, in the case of Agent, Subordinated Creditor and, in the case of Subordinated Creditor, Agent, and based on such documents and information as each has deemed appropriate, made their own credit analyses and decisions to enter into the Senior Debt Documents or Subordinated Debt Documents to which they are party and (ii) each will, independently and without reliance upon, in the case of Agent, Subordinated Creditor and, in the case of Subordinated Creditor, Agent, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decisions in taking or not taking any action under this Agreement or any other Senior Debt Document or Subordinated Debt Document to which they are party. Agent and Subordinated Creditor shall have no duty to disclose to the other, any information relating to any Loan Party, or any other circumstance bearing upon the risk of nonpayment of any of the Senior Debt or the Subordinated Debt, as the case may be, that is known or becomes known to any of them or any of their Affiliates.

(b) Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and agrees that Subordinated Creditor has and shall have no duty to advise Agent of information known to Subordinated Creditor regarding such condition or any such circumstances. In the event that Subordinated Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Agent, then Subordinated Creditor shall not be under any obligation to (i) provide any such information to Agent on any subsequent occasion, (ii) undertake any investigation, or (iii) disclose any information which, pursuant to its commercial finance practices, Subordinated Creditor wishes to maintain confidential. Agent acknowledges and agrees that Subordinated Creditor has not made any warranties or representations with respect to the legality, validity, enforceability or collectibility of the Subordinated Debt.

(c) Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Debt, and agrees that Agent has and shall have no duty to advise Subordinated Creditor of information known to Agent regarding such condition or any such circumstances. In the event that Agent, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Subordinated Creditor, then Agent shall not be under any obligation to (i) provide any such information to Subordinated Creditor on any subsequent occasion, (ii) undertake any investigation, or (iii) disclose any information which, pursuant to its commercial finance practices, Agent wishes to maintain confidential. Subordinated Creditor acknowledges and agrees that Agent has not made any warranties or representations with respect to the legality, validity, enforceability, collectibility or perfection of the Senior Debt or any Liens or security interests held in connection therewith.

20. Specific Performance; Additional Remedies. Agent may demand specific performance of this Agreement and Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by Agent. If Subordinated Creditor violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, Agent may restrain such violation in any court of law and may, in its own or in any Loan Party’s name, interpose this Agreement as a defense in any action by Subordinated Creditor. Upon Agent’s written request, Subordinated Creditor will promptly take all actions which Agent may reasonably request to carry out the purposes and provisions of this Agreement.

21. Acknowledgment; Additional Loan Parties.

(a) Each of the undersigned Loan Parties has read this Agreement and acknowledges, and agrees with, the provisions of this Agreement. Each of the undersigned Loan Parties agrees not to take any action that would be contrary to the provisions of this Agreement, agrees to abide by the requirements applicable to it under this Agreement and agrees that neither Agent nor Subordinated Creditor shall have any liability to any Loan Party for acting in accordance with the provisions of this Agreement. Without limiting the generality of the foregoing, each Loan Party agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as Agent and/or Subordinated Creditor may reasonably request to effectuate the terms of this Agreement.

(b) The Company shall cause any Person that becomes a Loan Party to execute a joinder (in form and substance satisfactory to Agent) to this Agreement. Such joinder shall be effective to bind such Person to this Agreement as a Loan Party without the execution thereof by any other Person, including without limitation, Subordinated Creditor, Agent or any Senior Secured Party. Notwithstanding the foregoing, any failure by the Company to comply with this Section 21(b) shall not invalidate any provision of this Agreement or affect any other terms and conditions set forth in this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Subordinated Creditor, the Company, the other Loan Parties and Agent have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:

ANDERSEN AGGREGATOR LLC, a Delaware limited liability company

By:	/s/ Mark L. Vorsatz
Name: Mark L. Vorsatz
Title: CEO

Signature Page to Subordination Agreement

LOAN PARTIES:

ANDERSEN TAX LLC, a Delaware limited liability company

By:	/s/ Mark L. Vorsatz
Name: Mark L. Vorsatz
Title: CEO

ANDERSEN TAX HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Mark L. Vorsatz
Name: Mark L. Vorsatz
Title: CEO

ANDERSEN GROUP INC., a Delaware limited liability company

By:	/s/ Mark L. Vorsatz
Name: Mark L. Vorsatz
Title: CEO

AT UMBRELLA LLC, a Delaware limited liability company

By:	/s/ Mark L. Vorsatz
Name: Mark L. Vorsatz
Title: CEO

ANDERSEN GLOBAL MOBILITY, a Delaware limited liability company

By:	/s/ Mark L. Vorsatz
Name: Mark L. Vorsatz
Title: CEO

Signature Page to Subordination Agreement

AGENT:

JPMORGAN CHASE BANK, N.A., as Agent

By:	/s/ Rachel Notkin
Name:	Rachel Notkin
Title:	Authorized Signer

Signature Page to Subordination Agreement